Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

CANNABIS SUISSE CORP.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

May 31, 2019

	(A) Cannabis Suisse LLC	(B) Cannabis Suisse Corp.	Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current Assets
Cash and Cash Equivalents	$70,855	$13,326		$84,181
Accounts Receivable	2,528	-		2,528
VAT Tax Receivable	368	-		368
Inventory	75,000	1,329	3,903 (C)	80,232
Prepaid Expenses	14,476	-		14,476
Total Current Assets	163,227	14,655		181,785
Fixed Assets, net	83,252	9,786		93,038
TOTAL ASSETS	$246,479	$24,441		$274,823
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	$39,346	$-		$39,346
Accrued Liabilities	7,414	-		7,414
Loan	-	54,500		54,500
Total Current Liabilities	46,760	54,500		101,260
Advances from Related Parties	203,622	-		203,622
Total Liabilities	250,382	54,500		304,882
Stockholders’ Equity
Share Capital	513,995	2,855	(513,995) (D)	2,855
Additional Paid-in-Capital	-	33,340		33,340
Accumulated Deficit	(517,898)	(66,254)	517,898 (D)	(66,254)
Total Stockholders’ Equity	(3,903)	(30,059)		(30,059)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$246,479	$24,441		$274,823

See accompanying notes to unaudited pro forma financial statements

CANNABIS SUISSE CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the year ended May 31, 2019

	(A) Cannabis Suisse LLC	(B) Cannabis Suisse Corp.	Pro Forma Adjustments	Pro Forma Combined

REVENUES	9,090	7,530		16,620
Cost of Goods Sold	-	(2,538)		(2,538)
Gross Profit	9,090	4,992		14,082

OPERATING EXPENSES
Material costs	66,218	-		66,218
General and administrative expenses	100,957	20,777		121,734
Rent expense	69,937	1,440		71,377
Wage expense	105,012	-		105,012
Depreciation	11,374	5,503		16,877
TOTAL OPERATING EXPENSES	353,498	27,720		381,218

OPERATING LOSS	(344,408)	(22,728)		(367,136)

PROVISION FOR INCOME TAXES	-	-		-
NET LOSS	(344,408)	(22,728)		(367,136)

Other comprehensive loss:
Foreign currency translation adjustment	36	-		36
COMPREHENSIVE LOSS	(344,372)	(22,728)		(367,100)
NET LOSS PER SHARE: BASIC AND DILUTED	-	(0.00)		(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	-	57,100,000		57,100,000

See accompanying notes to unaudited pro forma financial statements

CANNABIS SUISSE CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the year ended May 31, 2018

	(A) Cannabis Suisse LLC	(B) Cannabis Suisse Corp.	Pro Forma Adjustments	Pro Forma Combined

REVENUES	10,101	6,500		16,601
Cost of Goods Sold	-	(2,303)		(2,303)
Gross Profit	10,101	4,197		14,298

OPERATING EXPENSES
Material costs	39,799	-		39,799
General and administrative expenses	20,930	12,300		33,230
Rent expense	54,407	1,423		55,830
Wage expense	40,390	-		40,390
Depreciation	2,867	6,895		9,762
TOTAL OPERATING EXPENSES	158,393	20,618		179,011

OPERATING LOSS	(148,292)	(16,421)		(164,713)

OTHER INCOME
Gain From Insurance Claim	1,723	-		1,723
TOTAL OTHER INCOME	1,723	-		1,723

PROVISION FOR INCOME TAXES	-	-		-
NET LOSS	(146,569)	(16,421)		(162,990)

Other comprehensive loss:
Foreign currency translation adjustment	-	-		-
COMPREHENSIVE LOSS	(146,569)	(16,421)		(162,990)
NET LOSS PER SHARE: BASIC AND DILUTED	-	(0.00)		(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	-	57,100,000		57,100,000

See accompanying notes to unaudited pro forma financial statements

CANNABIS SUISSE CORP.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.       Description of Transaction

On May 31, 2019, Suneetha Nandana Silva Sudusinghe, the president of Cannabis Suisse Corp. and on behalf of the Company entered into a Stock Transfer Agreement with Cecillia Merige Jensen whereby the Company has acquired through merger all of the issued and outstanding capital stock of Cannabis Suisse LLC, a Wyoming limited liability company (“Subsidiary”). In exchange, Ms. Jensen has received 10,000,000 shares of common stock of the Company. Mr. Sudusinghe’s share ownership in the Company has been reduced from 17,400,000 to 7,400,000. Immediately prior to the above transaction, the Company had 34,500,000 shares of common stock issued and outstanding and immediately after the above transaction, the Company has 34,500,000 shares of common stock issued and outstanding.

The Subsidiary owns all of the capital stock of Grow Factory GmbH, a corporation incorporated in Zurich, Switzerland (“Grow Factory”) on March 13, 2017. Its office is located on Lerzenstrasse 12, 8953 Dietikon, Switzerland. Grow Factory is a fully licensed cannabis cultivation and distribution company in Switzerland for recreational tobacco products and medical CBD oils and commenced its operations on March 2018.

Cannabis Suisse LLC was formed on January 10, 2019 under the laws of the State of Wyoming to be a holding company for Grow Factory. Due to this fact, the pro forma operating results for 2018 and 2019 and the audited financial statements included with this filing are for Grow Factory.

2.       Basis of Pro Forma Presentation

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and is based on the historical consolidated financial statements of the Company and Cannabis Suisse LLC. The acquisition method of accounting is set forth in Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. Under the acquisition method of accounting, the assets acquired and liabilities assumed are generally recorded as of the completion of the purchase at their respective fair values and added to those of the Company.  Financial statements and reported results of operations of the Company issued after completion of the purchase will reflect these fair value adjustments, but the Company’s previously issued historical financial statements will not be retroactively restated.

The unaudited pro forma combined financial information has been prepared based on the historical consolidated financial statements of the Company and Subsidiary, and by accounting for the purchase using the acquisition method. The unaudited pro forma combined balance sheet as of May 31, 2019 combines the unaudited balance sheets of the Company and Subsidiary as of May 31, 2019. The unaudited pro forma combined statements of operations give effect to the purchase as if it had been consummated on June 1, 2017, and combine the historical statements of operations of the Company and Subsidiary for each of the years ended May 31, 2019, and 2018.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are: (i) directly attributable to the purchase; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations. The unaudited pro forma combined financial information does not reflect the impact of possible revenue enhancements or cost savings initiatives.

3.       Adjustments to Unaudited Pro Forma Combined Balance Sheet and Statements of Operations

Presented below are the Notes to the accompanying unaudited pro forma combined balance sheets and statements of operations:

(A) Cannabis Suisse LLC | Grow Factory GmbH

Amounts are derived from the unaudited balance sheet of Subsidiary as of May 31, 2019 and the unaudited statements of operations for the years ended May 31, 2019 and 2018.

CANNABIS SUISSE CORP.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(B) Cannabis Suisse Corp.

Amounts are derived from the unaudited balance sheet of the Company as of May 31, 2019, the unaudited statement of operations for the year ended May 31, 2019, and the historical statement of operations for the year ended May 31, 2018.

(C)  Inventory Adjustment to Fair Value

ASC 805 generally requires that assets acquired, and liabilities assumed, be recognized at their fair values as of the acquisition date.  Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The Company is still in the process of evaluating the purchase accounting related to this transaction.  This amount represents an estimate of the built-in profit that needs to be eliminated in the post combination consolidated statements of operations. Accordingly, this amount will be charged to cost of goods sold as the related inventories are sold, which is expected to occur within approximately six months after year end. Since this adjustment is not expected to have a continuing impact on the combined results of operations, pro forma effect for the reversal is not provided in the unaudited pro forma combined statements of operations.

(D)     Adjustment is to eliminate the subsidiary equity upon consolidation.